Exhibit 99.1

Correction - Armstrong World Industries to Attend the 2023 Baird Global Industrial Conference

LANCASTER, Pa., Nov. 6, 2023 – Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of ceiling and wall solutions, announced today that President & CEO Vic Grizzle and SVP & CFO Chris Calzaretta will be hosting investor meetings at the Baird Global Industrial Conference in Chicago on Nov. 7, 2023.

In anticipation of the conference, Armstrong has published an updated Investor Presentation which can be found in the Events & Presentations section of its Investor Relations website at www.armstrongceilings.com.

About Armstrong

Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative ceiling and wall solutions in the Americas. With $1.2 billion in revenue in 2022, AWI has approximately 3,100 employees and a manufacturing network of 16 facilities, plus seven facilities dedicated to its WAVE joint venture. For more information, visit www.armstrongceilings.com.

Contact
Theresa Womble, tlwomble@armstrongceilings.com or (717) 396-6354